Consent of Independent Auditors



The Board of Trustees
Oppenheimer Multi-Sector Income Trust


We consent to the use of our report dated November 21, 1996 included herein.


/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP


Denver, Colorado
April 4, 1997